UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 7, 2007

Date of report (Date of earliest event reported)

ADVANCED BIOENERGY, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52421	20-2281511
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Wayzata Boulevard, Suite 250
Minneapolis, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Telephone Number: (763) 226-2701

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On February 7, 2007, ABE Northfield, LLC, our wholly owned subsidiary, entered into a lump-sum design-build agreement with Fagen, Inc. that sets forth the terms on which Fagen will construct a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Northfield, Minnesota.  The foregoing description of this agreement does not purport to be complete and is qualified in its entirety by reference to the agreement filed as Exhibit 10 to this Form 8-K, which is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

(d)   Exhibits

10            Lump-Sum Design-Build Agreement between ABE Northfield, LLC and Fagen, Inc. dated February 7, 2007*

* Material has been omitted pursuant to a request for confidential treatment and these materials have been filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2007	ADVANCED BIOENERGY, LLC

	By	/s/ Richard Peterson
Richard Peterson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10	Lump-Sum Design-Build Agreement between ABE Northfield, LLC and Fagen, Inc. dated February 7, 2007	Filed Electronically*

*                                         Material has been omitted pursuant to a request for confidential treatment and these materials have been filed separately with the Commission.